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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Prospectuses constituting parts of the Registration Statements on Form S-3 (Nos. 33-41663, 33-46307 and 33-61350, respectively) and the Registration Statements on Form S-8 (Nos. 2-85403, 33-6693, 33-28353, 33-47538, 33-55938 and 33-55918,
respectively), and any existing amendments thereto, of Maxus Energy Corporation of our report dated February 22, 1994 appearing on Page 51 of the 1993 Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 20 of this Form 10-K.

PRICE WATERHOUSE

Dallas, Texas
March 25, 1994